EXHIBIT 99.1
Carter Validus Mission Critical REIT II, Inc.
First Quarter 2020 Results
TAMPA, FL (May 13, 2020) - Carter Validus Mission Critical REIT II, Inc., or the Company, a public, non-traded real estate investment trust focused on net-leased data center and healthcare properties, announced operating results for the first quarter ended March 31, 2020.
Quarter Ended March 31, 2020 Highlights

•	Net income attributable to common stockholders totaled $5.7 million.

•	Net operating income, or NOI, totaled $57.7 million.

•	Funds from operations, or FFO, attributable to common stockholders equaled $32.7 million.

•	Modified funds from operations, or MFFO, attributable to common stockholders equaled $27.1 million.

•	Adjusted funds from operations, or AFFO, attributable to common stockholders equaled $28.0 million.

•	The Company purchased one healthcare property for approximately $5.0 million.
Michael Seton, the Company’s Chief Executive Officer and President, stated, “The increased size and scale of the post-merger company continues to benefit us by generating positive financial results and, in conjunction with revising the annualized distribution rates at the closing of the merger, covering our distributions in full with cash flow from operations. Although the COVID-19 situation remains fluid, we are taking an active stance in managing our tenant relationships and publicly communicating updates to the investment community. We believe we are well positioned and will have sufficient liquidity available to meet our obligations in a timely manner, under both normal and stressed conditions.”
An explanation of FFO, MFFO, AFFO, NOI and Tenant Reimbursements, as well as reconciliations of such non-GAAP financial measures, which should not be considered alternatives to GAAP measures, to the most directly comparable U.S. GAAP measures, is included at the end of this release.
Financial Results
Quarter Ended March 31, 2020, Compared to Quarter Ended March 31, 2019

•
Net income attributable to common stockholders was $5.7 million for the quarter ended March 31, 2020, an increase of 30%, compared to net income attributable to common stockholders of $4.4 million for the quarter ended March 31, 2019.

•	FFO attributable to common stockholders was $32.7 million for the quarter ended March 31, 2020, an increase of 45%, compared to $22.6 million for the quarter ended March 31, 2019.

•	MFFO attributable to common stockholders was $27.1 million for the quarter ended March 31, 2020, an increase of 43%, compared to $19.0 million for the quarter ended March 31, 2019.

•	AFFO attributable to common stockholders was $28.0 million for the quarter ended March 31, 2020, an increase of 43%, compared to $19.6 million for the quarter ended March 31, 2019.
Operating Results
Quarter Ended March 31, 2020, Compared to Quarter Ended March 31, 2019

•	NOI was $57.7 million for the quarter ended March 31, 2020, an increase of 55%, compared to $37.3 million for the quarter ended March 31, 2019.

•	Rental revenue was $69.2 million for the quarter ended March 31, 2020, an increase of 49%, compared to $46.5 million for the quarter ended March 31, 2019.
The increases in financial and operating results during the periods presented above are primarily the result of 66 operating property acquisitions since April 1, 2019, inclusive of 60 properties acquired in the merger.
Portfolio Overview
During the first quarter of 2020, the Company acquired one healthcare property, located in the Des Moines market, for an aggregate purchase price of $5.0 million. The property comprises approximately 15,000 rentable square feet, is 100% leased to a single tenant and has a remaining lease term of 9.8 years as of March 31, 2020.
As of March 31, 2020, the Company owned 153 real estate properties, located in 69 markets, comprising approximately 8.7 million rentable square feet with an aggregate purchase price of approximately $3.1 billion. The Company's properties had a weighted average occupancy of 94.7% and weighted average remaining lease term of 9.9 years.
The global outbreak of a new strain of coronavirus and the disease it causes, or COVID-19, has forced the temporary closure or changes to the operating hours of certain healthcare properties of the Company. In response, some tenants are seeking rent concessions, including decreased rent or rent deferrals for COVID-19 affected periods. The Company has been in discussions with its tenants and granted rent deferrals to certain tenants impacted by COVID-19, relative to the overall portfolio. The Company anticipates a relatively short duration of the decreased rent and rent deferral repayments related to an insignificant number of tenants impacted by COVID-19, relative to the overall portfolio with no impact on the collectability of tenant receivables over their respective term of the lease.
Balance Sheet and Liquidity
As of March 31, 2020, the Company had total principal debt outstanding of $1,459.6 million, consisting of $456.6 million of notes payable and $1,003.0 million of the credit facility with a net debt leverage ratio, which is the ratio of principal debt outstanding less cash to fair market value of real estate plus the total aggregate cost of properties acquired after the net asset value date of October 31, 2019, of 40.3%. The Company’s outstanding debt was comprised of 59% fixed rate debt (including debt fixed through the use of interest rate swaps) and 41% variable rate debt.
As of March 31, 2020, the Company had liquidity of approximately $277.0 million, consisting of $150.5 million in cash and cash equivalents and $126.5 million in borrowing base availability on the credit facility.
During the first quarter of 2020, the Company drew $95.0 million on its credit facility, $20.0 million of which was related to a property acquisition and to fund share repurchases, and $75.0 million was drawn to provide additional liquidity due to the uncertainty in overall economic conditions created by the COVID-19 pandemic.

Given the present uncertainty surrounding the global economy due to the COVID-19 outbreak, some of the Company's properties are operating at reduced capacities and may not be able to generate sufficient cash from operations to cover all of its projected expenditures while operating at these reduced capacities. Accordingly, in response to the current conditions, the Company has temporarily suspended its share repurchase program, or SRP, until further notice. However, the Company will continue to process repurchases due to death in accordance with the terms of SRP.
Distributions
The following table summarizes the Company's distributions paid and distributions declared during the first quarter of 2020 (amounts in thousands, except per share amounts):

Common Stock	Cash	DRIP (1)	Total Distribution	Distribution Declared Per Share (2)
Class A	$15,934	$4,820	$20,754	$0.13
Class I	946	624	1,570	$0.13
Class T	1,854	2,087	3,941	$0.10
Class T2	156	200	356	$0.10
	$18,890	$7,731	$26,621

(1)	Distribution reinvestment plan (DRIP)

(2)	The Company declared weighted average distributions per share of common stock in the amount of $0.12.
Supplemental Information
The Company routinely provides information for investors and the marketplace using press releases, SEC filings and the Company's website at investors.cvmissioncriticalreit2.com. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases and SEC filings. A glossary of definitions and other supplemental information may be found attached to the Current Report on Form 8-K filed on May 13, 2020. A comprehensive listing of the Company's properties is available at cvmissioncriticalreit2.com/portfolio.
About Carter Validus Mission Critical REIT II, Inc.
Carter Validus Mission Critical REIT II, Inc. is a public, non-traded corporation headquartered in Tampa, Florida, that currently qualifies and is taxed as a real estate investment trust that engages in the acquisition of quality income-producing commercial real estate with a focus on data centers and healthcare facilities. As of March 31, 2020, the Company owned 153 real estate properties, consisting of 29 data centers and 124 healthcare properties located in 69 markets across the United States.
Forward-Looking Statements
Certain statements contained herein, other than historical fact, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs regarding operational strategies, anticipated events and trends, the economy, and other future conditions and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,”

“continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are subject to various risks and uncertainties, and factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the impact of the ongoing COVID-19 pandemic on the Company’s tenants and results of operation, availability of suitable investment opportunities; changes in interest rates, the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely impact the business of the Company; and other factors, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended 2019, and subsequent quarterly reports filed on Form 10-Q with the SEC, copies of which are available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
Investor Relations:

Miranda Davidson
IR@cvreit.com

Condensed Consolidated Balance Sheets (amounts in thousands, except share data)

	(Unaudited) March 31, 2020	December 31, 2019
ASSETS
Real estate:
Land	$344,275	$343,444
Buildings and improvements, less accumulated depreciation of $145,709 and $128,304, respectively	2,410,566	2,422,102
Construction in progress	6,430	2,916
Total real estate, net	2,761,271	2,768,462
Cash and cash equivalents	150,476	69,342
Acquired intangible assets, less accumulated amortization of $72,844 and $64,164, respectively	275,421	285,459
Right-of-use assets - operating leases	29,345	29,537
Other assets, net	89,165	86,734
Total assets	$3,305,678	$3,239,534
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable, net of deferred financing costs of $2,270 and $2,500, respectively	$454,305	$454,845
Credit facility, net of deferred financing costs of $6,957 and $7,385, respectively	996,043	900,615
Accounts payable due to affiliates	9,047	9,759
Accounts payable and other liabilities	64,417	45,354
Acquired intangible liabilities, less accumulated amortization of $13,718 and $12,332, respectively	58,152	59,538
Operating lease liabilities	31,048	31,004
Total liabilities	1,613,012	1,501,115
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 510,000,000 shares authorized; 232,309,866 and 231,416,123 shares issued, respectively; 221,387,100 and 221,912,714 shares outstanding, respectively	2,214	2,219
Additional paid-in capital	1,977,360	1,981,848
Accumulated distributions in excess of earnings	(261,872)	(240,946)
Accumulated other comprehensive loss	(25,038)	(4,704)
Total stockholders’ equity	1,692,664	1,738,417
Noncontrolling interests	2	2
Total equity	1,692,666	1,738,419
Total liabilities and stockholders’ equity	$3,305,678	$3,239,534

Condensed Consolidated Quarterly (Unaudited) Statements of Comprehensive (Loss) Income (amounts in thousands, except share data and per share amounts)

	Three Months Ended March 31,
	2020	2019
Revenue:
Rental revenue	$69,185	$46,467
Expenses:
Rental expenses	11,488	9,128
General and administrative expenses	3,688	1,403
Asset management fees	5,956	3,494
Depreciation and amortization	27,065	18,246
Total expenses	48,197	32,271
Income from operations	20,988	14,196
Interest and other expense, net	15,319	9,835
Net income attributable to common stockholders	$5,669	$4,361
Other comprehensive loss:
Unrealized loss on interest rate swaps, net	$(20,334)	$(3,611)
Other comprehensive loss	(20,334)	(3,611)
Comprehensive (loss) income attributable to common stockholders	$(14,665)	$750
Weighted average number of common shares outstanding:
Basic	221,540,890	136,179,343
Diluted	221,570,975	136,204,843
Net income per common share attributable to common stockholders:
Basic	$0.03	$0.03
Diluted	$0.03	$0.03
Distributions declared per common share	$0.12	$0.16

Use of Non-GAAP Information
Net operating income, a non-GAAP financial measure, is defined as rental revenues, less rental expenses, which excludes depreciation and amortization, general and administrative expenses, asset management fees and interest and other expense, net. The Company believes that net operating income serves as a useful supplement to net income because it allows investors and management to measure unlevered property-level operating results and to compare operating results to the operating results of other real estate companies between periods on a consistent basis. Net operating income should not be considered as an alternative to net income determined in accordance with GAAP as an indicator of financial performance, and accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results, net operating income should be examined in conjunction with net income as presented in the condensed consolidated financial statements and data included on the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2020.
The following are reconciliations of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to net operating income for the three months and years ended March 31, 2020 and 2019 (amounts in thousands):

	Three Months Ended March 31,
	2020	2019
Revenue:
Rental revenue	$69,185	$46,467
Expenses:
Rental expenses	11,488	9,128
Net operating income	57,697	37,339

Expenses:
General and administrative expenses	3,688	1,403
Asset management fees	5,956	3,494
Depreciation and amortization	27,065	18,246
Income from operations	20,988	14,196
Interest and other expense, net	15,319	9,835
Net income attributable to common stockholders	$5,669	$4,361
The Company generates its net operating income from property operations. In order to evaluate the overall portfolio, management analyzes the net operating income of same store properties. The Company defines "same store properties" as operating properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development. Legacy CVREIT property activities represent amounts recorded since the merger transaction. By evaluating the property net operating income of the same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and determine the effects of new acquisitions on net income.

The following table presents same store and non-same store components of net operating income for the three months ended March 31, 2020 and 2019 (amounts in thousands):

	Three Months Ended March 31,
	2020	2019
Revenue:
Same store rental revenue	$41,060	$40,680
Legacy CVREIT properties rental revenue	20,025	—
Non-same store rental revenue	1,448	—
Same store tenant reimbursements	5,904	5,690
Legacy CVREIT properties tenant reimbursements	731	—
Non-same store tenant reimbursements	7	—
Other operating income	10	97
Total rental revenue	69,185	46,467
Expenses:
Same store rental expenses	9,264	9,128
Legacy CVREIT properties rental expenses	2,068	—
Non-same store rental expenses	156	—
Net operating income	$57,697	$37,339
Funds From Operations (“FFO”), Modified Funds From Operations (“MFFO”) and Adjusted Funds From Operations ("AFFO") are non-GAAP financial measures. FFO is calculated using the NAREIT definition: net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and asset impairment write-downs, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. In addition to FFO, the company uses MFFO as a supplemental financial performance measure of our operating performance and believe it is frequently used by investors and other interested parties in the evaluation of non-traded REITs. The Company’s MFFO calculation complies with the Institute of Portfolio Alternative’s (“IPA”) Practice Guideline by excluding amortization of above- and below-market leases, along with the right-of-use assets - operating leases and operating lease liabilities, resulting from above- and below- market ground leases and amounts related to straight-line rents. The other adjustments included in the IPA’s Practice Guideline are not applicable to the Company. In addition to FFO and MFFO, the Company uses AFFO as a supplemental financial performance metric to further evaluate its operating performance. The Company calculates AFFO, a non-GAAP measure, by further adjusting MFFO for the following items included in the determination of GAAP net income: amortization of deferred financing costs and stock-based compensation, after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect AFFO on the same basis. Other REITs report AFFO, however, other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs.
FFO, MFFO and AFFO are not intended to represent cash flow from operations for the period and are only intended to provide an additional measure of performance by adjusting for the effect of certain items noted above. The Company’s management, along with others in the real estate industry, consider FFO, MFFO and AFFO to be appropriate supplemental measures of a REIT’s operating performance because they provide a more complete understanding of the Company’s performance to investors and management.

The following is a reconciliation of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to FFO, MFFO and AFFO for the three months ended March 31, 2020 and 2019 (amounts in thousands, except share data and per share amounts):

	Three Months Ended March 31,
	2020	2019
Net income attributable to common stockholders	$5,669	$4,361
Adjustments:
Depreciation and amortization (1)	27,065	18,246
FFO attributable to common stockholders	$32,734	$22,607
Adjustments:
Amortization of intangible assets and liabilities (2)	(417)	(1,076)
Reduction in the carrying amount of right-of-use assets - operating leases, net	234	113
Straight-line rent (3)	(5,500)	(2,674)
MFFO attributable to common stockholders	$27,051	$18,970
Adjustments:
Amortization of deferred financing costs	946	606
Stock-based compensation	27	23
AFFO attributable to common stockholders	$28,024	$19,599
Weighted average common shares outstanding - basic	221,540,890	136,179,343
Weighted average common shares outstanding - diluted	221,570,975	136,204,843
Net income per common share - basic	$0.03	$0.03
Net income per common share - diluted	$0.03	$0.03
FFO per common share - basic	$0.15	$0.17
FFO per common share - diluted	$0.15	$0.17

(1)
During the three months ended March 31, 2020 and 2019, we wrote off in-place lease intangible assets in the amounts of approximately $1.5 million and $2.7 million, respectively, by accelerating the amortization of the acquired intangible assets.

(2)
Under GAAP, certain intangibles are accounted for at cost and reviewed for impairment. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges related to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate. During the three months ended March 31, 2020, we wrote off an above-market lease intangible asset in the amount of approximately $0.3 million, by accelerating the amortization of the acquired intangible asset.

(3)
Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays if applicable). This may result in income recognition that is significantly different than the underlying contract terms. During the three months ended March 31, 2019, we wrote off approximately $0.5 million of straight-line rent. By adjusting for the change in straight-line rent receivable, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns with our analysis of operating performance.